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                                                                   Exhibit 10.15

*** Text Omitted and Filed Separately Confidential Treatment Requested under 17C.F.R Sections 200.80(b)(4), 200.83 and 240.24b-2

                 SOURCE CODE AND OBJECT CODE LICENSE AGREEMENT

     This Source Code and Object Code License Agreement (the "Agreement") is made effective as of this 29th day of December 1999 (the "Effective Date") by and between VStream Incorporated ("Vstream"), a Delaware corporation with its principal place of business at 1157 Century Drive, Louisville, CO 80027, and AudioTalk Networks, Inc., a California corporation with its principal place of business at 1901 Landings Drive, Mountain View, CA 94043 ("AudioTalk").

     Whereas, AudioTalk has developed and owns certain software source code, which in object code form enables real-time voice conferencing over the Internet.

     Whereas, Vstream desires to license such source code from AudioTalk in order to modify such source code and incorporate it in object code form into software products and services proprietary to Vstream, and AudioTalk would like to license the source code to Vstream for such purpose.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   Definitions.

     1.1 "Defect" means any failure of the Licensed Software to meet the applicable Testing Criteria, as described in Section 2.4, as a result of a material failure, including an error or "bug", of the Licensed Software that is replicable upon testing by AudioTalk.

     1.2 "Integrated Software" means any software developed by Vstream pursuant to this Agreement that consists of Vstream Software as integrated, marketed or delivered in combination with either the Licensed Software and/or any Vstream Revisions.

     1.3 "Licensed Software" means the machine-readable object code and Source Code form of AudioTalk's voice conferencing server software and OCX/plug-in client, the product features of which are set forth in Exhibit A hereto, including the NT Source Code and Linux Source Code as described in Section 2 below.

     1.4 "Source Code" means the human-readable source code version of the Licensed Software and all associated technical documentation for the Licensed Software, including flow charts, source code, program procedures and descriptions, (including descriptions of the source code and build procedures for the object code), procedures for maintenance and modification, testing data and similar written material relating to the design, structure and implementation of the Licensed Software. Such technical documentation shall be sufficient to enable a reasonably-skilled and experienced programmer to understand the design, structure and implementation of the Licensed Software and to enable Vstream to create internal documentation and help files.

     1.5 "Vstream Revisions" means any modifications of, revisions or improvements to or derivative works of the Licensed Software made, conceived or reduced to practice by Vstream. The Vstream Revisions also include all inventions, trade secrets, know how, designs, formulae, processes, manufacturing techniques, ideas, works of authorship or other copyrightable of patentable works made, conceived, reduced to practice or learned by Vstream based on or using the intellectual property rights embodied in the Licensed Software.

     1.6 "Vstream Services" means current and future communications or other services provided directly or indirectly by Vstream.

     1.7 "Vstream Software" means any and all software products now or hereafter developed (or licensed from third parties) by Vstream which Vstream uses to provide Vstream Services, or which Vstream authorizes third parties to use to provide services.

     1.7 "Successful Installation" and "Successfully Installed" shall mean installed and accepted as described in Section 2.4.

2.   Delivery.

     2.1 Initial Delivery. AudioTalk will deliver the NT voice conference server and client object code within fifteen (15) days after the Effective Date.

     2.2 Delivery of NT Source Code. AudioTalk will deliver the NT voice conference server Source Code and Win95/98/NT OCX/Plug-in client Source Code (collectively "NT Source Code") within fifteen (15) days after receiving the $[...***...] payment as set forth in Section 5.1.

     2.3 License and Delivery of Linux Source Code. Vstream agrees to license the Linux version of the audio conferencing server Source Code ("Linux Source Code") from AudioTalk when it becomes available, pursuant to the terms and conditions of this Agreement. AudioTalk will deliver and install the Linux Source Code within four (4) months after the Effective Date.

     2.4 Acceptance. Upon each delivery of Licensed Software, AudioTalk shall deliver to Vstream a notice that Vstream may begin acceptance testing ("Notice of Installation"). Promptly upon receipt of a Notice of installation, but in any event within ten(10) days thereafter, Vstream will complete testing of such Licensed Software to ensure that it conforms to the applicable testing criteria set forth on Exhibit B (the "Testing Criteria") and deliver a status notice to AudioTalk. The status notice will indicate either (i) that such Licensed software conforms to such Testing Criteria, constituting acceptance ("Notice of Acceptance"), or (ii) that there is a Defect in the Licensed Software, in which case the notice shall identify each Defect and explain the basis for such rejection ("Notice of Rejection"). Within thirty (30) days after receipt of Vstream's Notice of Rejection, unless delayed by Vstream's act or omission, AudioTalk will correct each Defect identified in the Notice of Rejection in order to render it conforming, and Vstream shall have the right to reperform testing on the Licensed Software as set forth above. If the Licensed Software still fails to conform to the Testing Criteria, Vstream may, at its option, permit AudioTalk another opportunity to render the Licensed Software conforming, or terminate this Agreement without liability to AudioTalk and AudioTalk will reimburse Vstream the payments made for the applicable Source Code in accordance with Section 5.4. Failure of Vstream to give Notice of Rejection as described herein with respect to any part of the Licensed Software shall be deemed to constitute acceptance of such Licensed Software.

     2.5 Customization. AudioTalk will provide a one-time customization of the Win95/98/NT client Source Code to support Vstream's custom skin which will be delivered within thirty (30) days after Vstream provides AudioTalk with a graphical markup, provided that such graphical markup is delivered to AudioTalk by not later than thirty (30) days from Vstream's receipt of such Source Code.

     2.6 Initial Support. AudioTalk will promptly provide Vstream with up to one hundred (100) hours of engineering support (including travel time) at reasonable times upon reasonable advance notice. Such support shall be at no additional charge to Vstream, except that Vstream shall reimburse AudioTalk its reasonable and actual travel expenses in connection with such support.

3.   License Rights.

     3.1 License to Vstream. Subject to the terms and conditions of this Agreement, AudioTalk hereby grants to Vstream a perpetual, irrevocable (subject to Section 12 below), worldwide, non-exclusive, non-transferable (except as specially set forth in this Agreement) right and license to:

          9.1.1 Use the Licensed Software to develop and otherwise create Vstream Revisions;

* Confidential Treatment Requested

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          3.1.2  integrate or combine the Licensed Software and/or Vstream
Revisions into Integrated Software or incorporate the Licensed Software and/or Vstream Revisions into Vstream Software;

          3.1.3 use the Licensed Software and/or the Vstream Revisions as incorporated into any Vstream Software or Integrated Software for the purpose of providing Vstream Services; and

          3.1.4 permit Vstream's customers to access and use the functionality of the Licensed Software and the Vstream Revisions as incorporated into any Vstream Software or Integrated Software in connection with Vstream's provision of Vstream Services directly or through Vstream's channels of distribution.

          3.1.5 distribute AudioTalk client, in binary form, to Vstream customers, subject to Vstream acquiring the ITU G.723.1 codec distribution license from the patent holders if Vstream chooses not to distribute such software under the AudioTalk brand.

     3.2 License Restrictions; Third Party Access. This license does not permit sublicensing of the Licensed Software to any third parties by Vstream, except as set forth in Section 3.1.5. In the event that Vstream needs to provide Source Code access to a third party for the purpose of development, enhancement, or modification for Vstream, Vstream will ask for written permission from AudioTalk prior to providing such source code access, and permission will not be unreasonably withheld or delayed by AudioTalk. A strict non-disclosure agreement will be executed between AudioTalk and any third party prior to access of such Source Code by such third party. Such third party may not retain any copy of the Source Code and, upon completion of the project for which such third party was permitted access to the Source Code or termination of this Agreement pursuant to
Section 5.4.1, shall return or destroy all copies of Source Code furnished to such third party. Upon request, a writing executed by an officer of such third party shall be provided to AudioTalk certifying that such third party has returned or destroyed all copies of the Source Code in its possession or control. In addition, Vstream will not provide Source Code access to a third party prior to licensing the Linux Source Code; provided, that Linux Source Code is delivered to Vstream and installed by AudioTalk as described in Section 2.3. Vstream understands and agrees that, except as expressly provided in this Agreement, it may not under any circumstances distribute any of the Licensed Software to third parties. All rights not specifically granted to Vstream herein are retained by AudioTalk.

     3.3 AudioTalk agrees to license, in both Source Code [in accordance with the terms of Section 5.3] and object code, new product features and derivative works of the Licensed Software under terms and conditions to be negotiated by the parties, but similar in scope and nature to the terms and conditions of this Agreement.

4.   Ownership And Proprietary Rights.

     4.1  Ownership.

          4.1.1 AudioTalk shall retain all right, title and interest, including all intellectual property rights, in and to the Licensed Software as initially delivered to Vstream and all revisions to the Licensed Software that are made, conceived or reduced to practice by AudioTalk.

          4.1.2 Vstream shall retain all right, title and interest, including all intellectual property rights in and to all Vstream Software and Vstream Revisions and, subject only to AudioTalk's underlying rights in the Licensed Software, the Integrated Software.

          4.1.3 The parties expressly intend that the Licensed Software (and all revisions to the Licensed Software made, conceived or reduced to practice by AudioTalk), Vstream Revisions and Integrated Software are not to be deemed joint works of authorship.

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     4.2  Protection. In the event either party becomes aware of any actual or apparent infringement of the intellectual property rights of the other party, the party discovering such infringement shall notify the other party. The parties shall reasonably cooperate with each other to pursue any action against any infringing third party, to the extent that such cooperation can be accomplished without any material, adverse impact on the cooperating party.

5.   Pricing and Payment.

     5.1 Payment Obligations. Subject to all the terms and conditions of this Agreement and in consideration of the license rights granted to Vstream hereunder, Vstream agrees pay to AudioTalk the following amounts according to the following payment schedule:

-------------------------------------------------------------------------------
 Amount                                   Payment Due Date
-------------------------------------------------------------------------------
 $[...***...] ("Initial Payment")         Upon Effective Date
-------------------------------------------------------------------------------
 $[...***...]                             Upon Successful Installation of NT
                                          voice conference server and client
-------------------------------------------------------------------------------
 $[...***...]                             Upon Successful Installation of the
                                          Linux Source Code at Vstream
-------------------------------------------------------------------------------
 $[...***...]                             6/29/2000
($[...***...] for 1st royalty payment)
($[...***...] for 6 months of software
              maintenance)
-------------------------------------------------------------------------------
 $[...***...]                             12/29/2000
($[...***...] for 2nd royalty payment)
($[...***...] for 6 months of software
              maintenance)
-------------------------------------------------------------------------------
 $[...***...]                             6/29/2001
($[...***...] for 3rd royalty payment)
($[...***...] for 6 months of software
              maintenance)

-------------------------------------------------------------------------------
 $[...***...]                             12/29/2001
($[...***...] for 4th royalty payment)
($[...***...] for 6 months of software
              maintenance)
-------------------------------------------------------------------------------

     5.2 No Additional Payment. Except as expressly provided in this Agreement, AudioTalk will not be entitled to any other payment, by way of royalties or otherwise, arising out of Vstream's use of the Licensed Software as permitted under the terms of this Agreement.

     5.3 Most Favored Pricing. AudioTalk guarantees that Vstream will have its most favorable Source Code licensing price with respect to the software to be licensed under this Agreement, subsequent versions, improvements, new products, new features, and any other software or other technology licensed hereunder or under future agreements between the parties for a period of one (1) year from the Effective Date.

     5.4  Reimbursement.

          5.4.1 If the Linux Source Code is not delivered and Successfully Installed within four (4) months of the Effective Date, AudioTalk will, upon request of Vstream, (i) within thirty (30) days

* Confidential Treatment Requested

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reimburse Vstream the amount of all funds actually paid by Vstream to AudioTalk, less $[...***...] and actual travel expenses as set forth in Section 2.6, in cash, or (ii) in the event that AudioTalk is unable to reimburse Vstream such amount in cash, such amount will convert into preferred stock of AudioTalk at a price per share of $1.00, and, in either case, this Agreement shall terminate.

     5.5 Taxes. All payments hereunder are exclusive of taxes, and Vstream agrees to pay any sales, use, property, license, value added, withholding, excise or similar tax, whether federal, state or local, that may be imposed upon or with respect to the transactions hereunder, exclusive of taxes on AudioTalk's net income.

6. Warrant. Upon execution of this Agreement, AudioTalk will grant to Vstream a warrant to purchase 1,000,000 shares of AudioTalk preferred stock under the terms and conditions set forth in Exhibit C.

7. Maintenance and Support. AudioTalk agrees to provide Vstream with the following maintenance and support for two (2) years from the Effective Date at no additional charge:

     7.1 Support and correction of all Defects that prevent the Licensed Software, or any part thereof, from operating substantially in accordance with the specifications therefor and Exhibit B hereof, provided, however, that AudioTalk shall have no obligation to correct problems which are due to modifications to the Licensed Software performed by Vstream.

     7.2 All updates (an update is a new version other than a new upgrade), performance improvements and corrections of Defects to the Licensed Software within fifteen (15) days after the general availability to AudioTalk customers and licensees. This obligation does not include new product features and derivative works of the Licensed Software which will be provided to Vstream pursuant to Section 3.3 above.

8.   Warranties; Disclaimer.

     8.1 General. AudioTalk represents and warrants that it is the owner of or has a valid license for all intellectual property rights in and to the Licensed Software, and that it has full power and right to license the Licensed Software. AudioTalk has acquired the license to distribute the ITU G.723.1 codec under its brand name, but this license is not transferable to the Vstream brand name. AudioTalk represents and warrants to Vstream that AudioTalk has no product in development that could render the Licensed Software obsolete within the twelve
(12) months following the Effective Date.

     8.2 Performance Warranty. AudioTalk warrants that the Licensed Software will perform substantially in accordance with the product features set forth in Exhibit A and the specifications set forth in the documentation provided with the Licensed Software. In the event that the Licensed Software does not conform to the foregoing performance warranty. Vstream will promptly notify AudioTalk of such nonconformities in writing and AudioTalk will promptly correct such nonconformities. AudioTalk's warranty and error correction obligations with respect to any portion of the Licensed Software shall extend for a period of two
(2) years after the Effective Date of this Agreement.

     8.3 Year 2000 Warranty. AudioTalk represents and warrants to Vstream that the Licensed Software will (i) bundle date information before, during, and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates, (ii) function accurately and without interruption before, during, and after January 1, 2000, without any change in operations associated with the advent of a new century, (iii) respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined, and predetermined manner, (iv) store and provide output of date information in ways that are unambiguous as to century, and (v) when used in combination with other year 2000 compliant products, shall accurately process date/time.

* Confidential Treatment Requested

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     8.4  Disclaimer of Other Warranties. THE REPRESENTATIONS AND WARRANTIES
EXPRESSLY SET FORTH IN THIS SECTION 8 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE. AUDIOTALK EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE IN CONNECTION WITH THE LICENSED SOFTWARE.

9. Limitations of Liability and Causes of Action. Neither party shall be liable to the other party, the other party's end users, or any other entity claiming through or under the other party for any loss of profits or income or savings, loss of data or other consequential, incidental, special, punitive or indirect damages incurred by such party (whether in an action in contract or tort or based on a warranty), even if such party has been advised of the possibility of such damages, arising out of or in connection with this agreement. These limitations shall apply notwithstanding any failure of essential purpose of any limited remedy. Except as provided in Section 10.2., AND FOR BREACH OF SECTIONS 3.2 OR 11, Vstream's liability related to this agreement shall not exceed the amounts actually paid to AudioTalk by Vstream under this Agreement. Except as provided in section 10.1, Audiotalk's liability related to this Agreement shall not exceed the amounts actually paid to Audiotalk by Vstream under this agreement.

10.  Indemnity.

     10.1 AudioTalk Indemnity. AudioTalk shall, at its own expense, indemnify, defend and hold Vstream harmless from and against any and all claims, costs, fees (including reasonable attorneys' fees), damages, liabilities and expenses arising from any third party claim, action, suit or proceeding alleging that the Licensed Software, as delivered to Vstream, infringes any U.S. copyright or U.S. patent, or misappropriates any trade secret. Notwithstanding the foregoing, AudioTalk will not be liable to the extent that any infringement claim is based upon: (i) the use or combination of the Licensed Software with software, hardware, or other materials not provided by AudioTalk; or (ii) any modification to the Licensed Software made by Vstream.

     10.2 Vstream Indemnity. Vstream shall, at its own expense, indemnify, defend and hold AudioTalk harmless from and against any and all claims, costs, fees (including reasonable attorneys' fees), damages, liabilities and expenses arising from any third party claim, action, suit or proceeding alleging that any Integrated Software infringes any copyright or patent or misappropriates any trade secret, except to the extent that such infringement is caused by the Licensed Software as delivered to Vstream.

     10.3 Actions to Avoid Infringement. If any of the Licensed Software is likely to become or is the subject of any claim, action, suit or proceeding for infringement, then AudioTalk may, at its option and expense: (i) procure for Vstream the right to continue using such Licensed Software; and/or (ii) replace or modify such Licensed Software so as not to infringe. The foregoing remedial actions do not relieve AudioTalk of its indemnity obligations.

     10.4 Procedures. The obligation of either party to indemnify the other party hereunder are predicated upon the indemnified party's: (i) providing the indemnifying party prompt written notice of any such claim; (ii) allowing the indemnifying party to control the defense and any settlement of any such claim, provided that the indemnified party may, at its expense, participate in such defense and settlement negotiations with counsel of its own choosing; and (iii) the indemnified party cooperating with the indemnifying party, at the indemnifying party's expense, in the defense and/or settlement of such claim.

     10.5 Limitations on Indemnity Actions. This section 10 states each party's sole and exclusive obligation and liability, and sole and exclusive rights and remedies, with respect to any claims of patent, copyright or other proprietary right infringement.

11. Confidentiality. Vstream acknowledges and agrees that the Licensed Software contains AudioTalk's trade secret and confidential information ("Confidential Information"). Confidential Information shall also mean and include any information disclosed by one party to the other pursuant to this Agreement which is marked as confidential or, if disclosed orally, is designated as confidential at the time of disclosure and is subsequently reduced to a writing which is marked as confidential and is provided to the receiving party within thirty days after such oral disclosure. Vstream agrees to hold the Licensed Software in confidence and, except as expressly provided herein, not to make the Licensed Software available in any form to any third party. Vstream will use the same efforts that it uses to safeguard its own source code, but in no event less than reasonable efforts, to protect the Licensed Software against disclosure. Each party shall otherwise treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as set forth herein and shall use reasonably efforts not to disclose such Confidential Information. Each party shall promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of such other party's Confidential Information. Except with the prior approval of the other party, neither party will make any public disclosure of the terms of this Agreement.

12.  Term; Termination.

     12.1 This Agreement shall be effective as of the Effective Date and shall continue thereafter in perpetuity, except that AudioTalk my terminate the Agreement upon thirty (30) days written notice if Vstream materially breaches Sections 3.2, 5.1 or 11 and does not cure such breach within such thirty (30) day period. Vstream may terminate the Agreement in accordance with Section 5.4.1.

     12.2 Within ten (10) business days after any termination of this Agreement, Vstream shall cease and desist all use of the Licensed Software and shall return to AudioTalk all copies of all Licensed Software in Vstream's possession or under its control. Only Sections 10 (Indemnity) and 11 (Confidentiality) shall survive termination of this Agreement.

13.  Assignment.

     13.1 This Agreement may be assigned or transferred by either party to any successor by merger, purchase of all or substantially all of its business, or other form of corporate reorganization. Except as set forth above, neither party may assign any rights or delegate any duties under this Agreement in whole or in part without the other party's prior written consent, which may be withheld in such party's sole discretion, and any such attempted assignment shall be void and of no effect. This Agreement shall be binding upon and insure to the benefit of each of the party's, their successors and permitted assigns.

     13.2 AudioTalk will provide Vstream with prompt and adequate written notice immediately upon receipt from a third party of a letter of intent, term sheet or other preliminary written communication proposing a potential merger, consolidation, change of ownership or acquisition of AudioTalk by such third party, but in any event no later than ten (10) days from receipt of such communication and prior to acceptance by AudioTalk of the terms set forth therein ("Right of First Notice"). This Right of First Notice will be effective for one (1) year after the Effective Date. In addition, AudioTalk shall not, during the term of the Right of First Notice, without prior written consent of Vstream, (i) provide any other party with a similar Right of First Notice, or
(ii) provide any other party with any right of first negotiation or right of first refusal with respect to a potential merger, consolidation, change of ownership or acquisition of AudioTalk.

14.  General.

     14.1 Equitable Relief. In the event of an actual or threatened breach of this Agreement, the parties acknowledge and agree that the non-breaching party could not be adequately compensated for such a breach. Therefore, the non-breaching party will be entitled, without waiving any other rights and remedies to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

     14.2 Notices. All notices, requests and other communications under this Agreement must be in writing and delivered to the addresses set forth above or as otherwise provided by hand, certified mail (return receipt requested), or fax (provided that a hard copy of the facsimile transmission is mailed within three (3) days after transmission). Notices shall be deemed effective one (1) business day after being sent by a recognized overnight courier, three (3) days after dispatch if by certified mail, and one (1) business day after confirmation of receipt of fax.

     14.3 Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way, and the parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

     14.4 Headings. Headings used in this Agreement are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such paragraph, or in any way affect this Agreement.

     14.5 No Waiver. No term or provisions hereof shall be deemed waived, and no breach excused, unless such waiver or consent is in writing and signed by the party claimed to have waived or consented. The waiver by either party of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

     14.6 Force Majeure. If the performance of this Agreement or any obligation hereunder (other than the payment of money) is prevented, restricted or interfered with by any act or condition whatsoever beyond the reasonable control of the affected party, the party so affected will be excused from such performance to the extent of such prevention, restriction or interference.

     14.7 Independent Contractor. Nothing in this Agreement should be construed to create a partnership, agency, joint venture, or employer-employee relationship. Neither party has the authority to assume or create any obligation, express or implied, on behalf of the other.

     14.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California as applied to agreements made, entered into and performed entirely in California and solely by California residents. Any suit hereunder shall be brought in the federal or state courts in Santa Clara County, California and each of the parties submits to the personal jurisdiction thereof.

     14.9 Expedited Arbitration of Disputes.

          14.9.1 Any controversy or claim arising out of or relating to this Agreement, or the breach thereof shall be settled by Expedited Arbitration in Palo Alto, California, administered by the American Arbitration Association pursuant to its Commercial Arbitration Rules for Expedited Procedures, as amended and effective on January 1, 1999, as modified as follows:

          14.9.2 Notwithstanding the notice procedures of Section 14.2, any notices, consents, approvals, demands, or requests given by either AudioTalk or Vstream under this Section 14.9 shall be given by facsimile with machine confirmation and with a copy sent may messenger or by overnight courier service.

          14.9.3 Within three (3) business days after a demand for arbitration, the parties shall in good faith seek to find a single mutually acceptable arbitrator who shall have substantial experience in the interpretation of computer software licenses.

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          14.9.4    If agreement as to a mutually acceptable arbitrator is not reached within such three (3) business day period, then either party may, within three (3) business days thereafter, submit such dispute for arbitration before one (1) arbitrator.

          14.9.5 With respect to such arbitration (i) the list of arbitrators referred to in Rule E-5 shall be returned within three (3) business days from receipt; (ii) the parties shall notify the AAA of any objections to the arbitrator appointed by telephone within two (2) business days after notice of the arbitrator designated by the AAA; (iii) the hearing shall be held within five (5) business days after the appointment of the arbitrator; and (iv) the decision and award of the arbitrator shall be made within two (2) business days of completion of the arbitration and shall be final and conclusive on the parties.

     14.10 Entire Agreement; Amendment. This Agreement, including all Exhibits, which are hereby incorporated into and made a part of this Agreement, constitutes the final, complete and exclusive statement of the agreement between the parties with respect to the subject matter hereof and supersedes any previous proposals, negotiations, agreements, letters of intent, arrangements or warranties, whether verbal or written, made between the parties with respect to such subject matter. This Agreement may be modified only by mutual agreement in writing of the authorized representatives of the parties.

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     In Witness Whereof, the undersigned have caused this Agreement to be executed by their respective authorized representatives.

VStream Incorporated                                AudioTalk, Inc.


By: /s/ Paul A. Berberian                           By:  /s/ Frank Chu
   -----------------------------                       -------------------------
Name: Paul A. Berberian                             Name:  Frank Chu
     ---------------------------                         -----------------------
Title: CEO                                          Title:  President
      --------------------------                          ----------------------

                                   EXHIBIT A
                          Licensed Software Features

The following is a list of features included in the Source Code and Object Code License Agreement. Additional features and future derivative works can be licensed under a separate agreement.

 .    PC to PC voice conference

 .    PC to Phone, Phone to Phone, voice conference

 .    Join public or private conference rooms from PC or phone with optional authentication for private rooms

 .    Supports both full and half duplex sounds cards

 .    View participants in a conference room and see who is speaking

 .    Enter a conference room from behind a firewall

 .    Customize user interface with scripting (OCX and Plug-in)

 .    Switch up to 3 active speakers per conference room with over a thousand participants

 .    Create and destroy conference rooms dynamically from a web server with authentication for various account holders

 .    Load balance across multiple conference servers

 .    Create conference rooms that require a password to enter (private rooms)

 .    View a list of conference rooms and participants for an account holder from a web browser

 .    Reserve conference rooms that are scheduled for specific times in the future

 .    Limit the number of participants in a conference room as well as limit the number of conference rooms

 .    Receive an e-mail notification of a conference room server failure

 .    Create records of conference room creation/destruction as well as the join and leave times of participants (audit trail)

 .    Compatible with H.323 VoIP gateways and SIP clients


Component Features

AudioTalk Client

The following features pertain to the AudioTalk Client (OCX, Plug-in or EXE):

 .    PC to PC voice conference

 .    PC to Phone voice conference

 .    Join public or private conference rooms with optional authentication for private rooms

 .    Supports both full and half duplex sound cards

 .    View participants in a conference room and see who is speaking

 .    Enter a conference room from behind a firewall

 .    Customize user interface with scripting (OCX and Plug-in)

 .    Text messaging for individual participants and the broadcasting of messaging to all participants


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

AudioTalk MCU

The following features pertain to the AudioTalk MCU:

 . Access conference rooms from PC or phone
 . Switch up to 3 active speakers per conference room with over a thousand participants
 . Supports optional authentication for private rooms
 . Interface to TalkServer through AudioTalk protocol

TalkServer EXE, Perl Module, and  ASP code

TalkServer module is really three pieces: the NT service, the AudioTalk Perl Module, and the TalkServer ASP code. The following features pertain to the TalkServer.

 . Create and manage multiple accounts
 . Create and destroy conference rooms within an account yet across multiple
  AudioTalk MCUs
 . View a list of conference rooms and participants for an account holder from a web browser
 . Reserve conference rooms that are scheduled for specific times in the future
 . Load balance across multiple conference servers
 . Limit the number of participants in a conference room as well as limit the number of conference rooms
 . Receive an e-mail notification of a conference room server failure
 . Create records of conference room creation/destruction as well as the join and leave times of participants (audit trail)

Client System Requirements

 . Pentium 166 with 16MB memory
 . Windows 95 or later
 . Sound card with headset or speaker & microphone
 . Internet access with Microsoft TE 4.0 or later or Netscape Navigator 4.08 or later

MCU Server System Requirements

 . Dual Pentium 600 MHz, 256 MB RAM with 100 Mbps Ethernet
 . Windows NT Server 4.0 SP3 or greater
 . AudioTalk MCU software

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

TalkServer System Requirements

 .    Dual Pentium 600 MHz, 256 MB RAM with 100 Mbps Ethernet

 .    Windows NT Server 4.0 SP3 or greater

 .    Microsoft US 4.0

 .    ActiveState Perl

 .    Microsoft SQL Server 7.0

 .    AudioTalk TalkServer software


Server System Performance

 .    1,000 PC concurrent users per server

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

                                   EXHIBIT B
                               Testing Criteria

The following Testing Criteria applies to both the NT and the Linux server software versions.

1.0 Installation
     . AudioTalk will provide Vstream with release notes and known bug reports as part of delivery of software object code or source code
     . For source code delivery, Vstream will recompile the source code using AudioTalk specified programming environment and verify that the resulting object code matches the object code delivered by AudioTalk to Vstream.
     . Vstream will install server software on machines that meets the minimal server system requirement set forth in Exhibit A
     . Vstream will install client software on machines that meets the minimal client system requirement set forth in Exhibit A

AudioTalk's software must satisfy the following test scenarios:

2.0 Functional Testing

2.1 Test Scenario #1: LAN PC Conference
     - Create a conference room and join the room with 10 PC participants on a LAN
     - Talk among the 10 participants and validate that the audio quality is consistent with that of a G.723.1 codec
     -    View participants in a conference room and see who are speaking

2.2 Test Scenario #2: Internet PC Conference
     - Same as Scenario #1, except the PC participants will join the conference room by using Internet connections (each at 28.8 Kbps or higher speed) instead of LAN connections
     - Talk among the 10 participants and validate that the audio quality is consistent with that of a G.723.1 codec; pending factors such as packet loss and network latency introduced by the Internet

2.3 Test Scenario #3: Internet Private PC Conference
     - Same as Test Scenario #2, except the conference room will be created with the requirement for a password
     - Participants will join the conference room and validate that the proper password is required

2.4 Test Scenario #4: Internet Firewall PC Conference
     - Same as Scenario #2, except 1 or more of the participants will join the conference from behind a port-based packet-filtering firewall, such as NetScreen, Cisco PIX, or CheckPoint.

2.5 Test Scenario #5: PC and Phone mixed Internet Conference
     - Install a Cisco 5300 VoIP gateway and configure it per AudioTalk's recommended configuration
     - Create a conference room and join the room with a mixture of Internet PC participants (each at 28.8 Kbps or higher speed) and phone participants (via a Cisco 5300 VoIP gateway)
     - Talk among the 10 participants and validate that the audio quality is consistent with that of a G.723.1 codec, pending factors such as packet loss and network latency introduced by the Internet

    -    PC users will be able to view participants and see who are speaking

2.6 Test Scenario #6: Conference Room Creation/Teardown
    -    Create 100 conference rooms on the server
    -    Repeat Test Scenario #2
    -    Tear down 100 conference rooms

2.7 Test Scenario #7: Server Load Balancing Test
    -    Install one TalkServer and three MCU servers
    - Create 90 conferences and verify that the conferences are load balanced across the servers
    -    Repeat Test Scenario #2

2.8 Test Scenario #8: Client Installation
    - On a fresh Win95/Win98/WinNT client system with IE 4.0 or greater version, connect to a Web server and download/install the client OCX. Perform Test Scenario #2.
    - On a fresh Win95/Win98/WinNT client system with Netscape 4.08 or greater version, connect to a Web server and install the client plug-in. Perform Test Scenario #2.

3.0 Stress Testing

3.1 Test Scenario A: MCU Server Stress Testing
    - Create 10 conference rooms on the server with 100 participants in each room.
    - Run the AudioTalk's StressSIP client load stress program on 10 client PC systems and connect to the server. Each of the StressSIP client application will simulate the network traffic and server load for 100 participants connected at the same time (for a total of 1,000 PC concurrent users)
    - Use the StressSIP statistics program to view the server load under the stress test condition and validate that the server is performing properly.

3.2 Test Scenario B: MCU Server Stress Testing with Live PC Conference
    -    Repeat Test Scenario A
    -    At the same time, perform Test Scenario #2

3.3 Test Scenario C: TalkServer Stress Testing
    - Run AudioTalk's stress test scripts and validate that the TalkServer is able to support multiple access, creation, query, and termination of the conference rooms

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